Exhibit 5.1

July 29, 2025

Celestica Inc.

5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

Re:	Registration of Common Shares of Celestica Inc.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Celestica Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed on or about the date hereof with the United States Securities and Exchange Commission (the "SEC"), of a maximum number of up to 7,000,000 common shares of the Company (the "Registration Shares") which may be made issuable by the Company to eligible participants pursuant to awards under the 2025 Long Term Incentive Plan of the Company (the "LTIP") effective June 17, 2025.

For the purposes of this opinion, we have examined the Registration Statement and a copy of the LTIP. We have also examined originals or copies, certified or otherwise identified to our satisfaction of, and relied upon the following documents (collectively, the "Corporate Documents"): (i) a certificate of an officer of the Company, with respect to the constating documents of the Company and certain factual matters relating to the Company, the LTIP and the Registration Shares (the “Officer’s Certificate”); (ii) the certificate and restated articles of the Company; (iii) the by-laws of the Company; and (iv) certified extracts of certain resolutions of the Company's directors and shareholders.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein, we have assumed that: (i) all individuals had the requisite legal capacity; (ii) all signatures are genuine; (iii) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; (iv) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and (v) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company, including the Officer's Certificate, are complete, true and accurate.

Our opinion is expressed only with respect to the laws of the Province of Ontario (the "Jurisdiction") and the federal laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the federal laws of Canada that apply in the Jurisdiction.

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Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion below refers to the Registration Shares of the Company as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon payment of the required exercise price and issuance of the Registration Shares in accordance with the terms and conditions of the LTIP, the Registration Shares will be validly issued as fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

Stikeman Elliott LLP